Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

Société des Mines de Morila S.A

We hereby consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-8 (File No. 333-145013) pertaining to the Randgold Resources Share Option Scheme and Restricted Stock Awards to Non-Executive Directors, and

2.	Registration Statement on Form S-8 (File No. 333-103222) pertaining to the Randgold Resources Share Option Scheme.

of our report dated June 20, 2008, relating to the financial statements of Société des Mines de Morila S.A which appears in this Form 20-F.

/s/ BDO Stoy Hayward LLP
BDO Stoy Hayward LLP
London
20 June 2008